                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                  PROXY STATEMENT PURSUANT TO SECTION 14(A) OF
            THE SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO.    )

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                                CYTOCLONAL PHARMACEUTICS INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11.
     (1) Title of each class of securities to which transaction applies:
         -----------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
         -----------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
         -----------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:
         -----------------------------------------------------------------------
     (5) Total fee paid:
         -----------------------------------------------------------------------

/ /  Fee paid previously with preliminary materials:
     ---------------------------------------------------------------------------

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:
         -----------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:
         -----------------------------------------------------------------------
     (3) Filing Party:
         -----------------------------------------------------------------------
     (4) Date Filed:
         -----------------------------------------------------------------------

                         CYTOCLONAL PHARMACEUTICS INC.
                           9000 HARRY HINES BOULEVARD
                                   SUITE 330
                              DALLAS, TEXAS 75235
                                 (214) 353-2922

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                         TO BE HELD SEPTEMBER 19, 1998
                            ------------------------

Dear Stockholder:

    NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Cytoclonal Pharmaceutics Inc., a Delaware corporation (the "Company"), will be held at 9000 Harry Hines Boulevard, Suite 601, Dallas, Texas 75235, on September 19, 1998, 2:00 p.m. local time (the "Annual Meeting").

    At the Annual Meeting, the stockholders will act upon the following matters:

    1. To elect four (4) directors, each for a term of one (1) year or until their respective successors are elected and qualify;

    2. To approve an amendment to the Company's 1996 Stock Option Plan increasing the number of options available for grant by 750,000 from 750,000 to 1,500,000 options, and the number shares of common stock, $.01 par value per share (the "Common Stock"), of the Company reserved for issuance thereunder by 750,000 from 750,000 to 1,500,000 shares of Common Stock;

    3. To ratify the selection by the Board of Directors of Richard A. Eisner & Company, LLP as the Company's independent accountants for the current fiscal year; and

    4. To transact such other business as may be properly come before the Annual Meeting or any adjournment thereof.

    The close of business on August 3, 1998, has been fixed as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting (the "Record Date"). The transfer books of the Company will remain open following the Record Date.

    All stockholders are cordially invited to attend the Annual Meeting. Whether or not you expect to attend, you are requested to sign, date and return the enclosed proxy promptly. Stockholders who execute proxies retain the right to revoke them at any time prior to the voting thereof by filing written notice of such revocation with the Secretary of the Company, by submission of a duly executed proxy bearing a later date or by voting in person at the Annual Meeting of Stockholders. Attendance at the Annual Meeting will not in and of itself constitute revocation of a proxy. Any written notice revoking a proxy should be sent to Cytoclonal Pharmaceutics Inc., 9000 Harry Hines Boulevard, Suite 330, Dallas, Texas 75235, Attention: Daniel Shusterman, Secretary. A return envelope which requires no postage if mailed in the United States is enclosed for your convenience.

                                          By Order of the Board of Directors,

                                          Daniel Shusterman,
                                          SECRETARY

Dallas, Texas
August 5, 1998

                         CYTOCLONAL PHARMACEUTICS INC.
                           9000 HARRY HINES BOULEVARD
                                   SUITE 330
                              DALLAS, TEXAS 75235
                                 (214) 353-2922

                            ------------------------

                                PROXY STATEMENT
                             ---------------------

                         ANNUAL MEETING OF STOCKHOLDERS

                         TO BE HELD SEPTEMBER 19, 1998

    This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Cytoclonal Pharmaceutics Inc., a Delaware corporation (the "Company"), of proxies in the enclosed form for the annual meeting of Stockholders to be held at 9000 Harry Hines Boulevard, Suite 601, Dallas, Texas 75235, on September 19, 1998, at 2:00 P.M. local time (the "Annual Meeting"), and for any adjournment or adjournments thereof, for the purposes set forth in the foregoing Notice of Annual Meeting of Stockholders. The persons named in the enclosed proxy form will vote the shares for which they are appointed in accordance with the directions of the stockholders appointing them. In the absence of such directions, such shares will be voted FOR proposals 1 through 3 listed below (the "Proposals") and, in their best judgment, will be voted on any other matters as may come before the Annual Meeting. Any stockholder giving such a proxy has the power to revoke the same at any time before it is voted by (i) filing written notice of such revocation with the Secretary of the Company, (ii) submission of a duly executed proxy bearing a later date or (iii) voting in person at the Annual Meeting of Stockholders. Attendance at the Annual Meeting will not in and of itself constitute revocation of a proxy. Any written notice revoking a proxy should be sent to Mr. Daniel Shusterman, Secretary, Cytoclonal Pharmaceutics Inc., 9000 Harry Hines Boulevard, Suite 330, Dallas, Texas 75235. A return envelope which requires no postage if mailed in the United States is enclosed for your convenience.

    The principal executive offices of the Company are located at 9000 Harry Hines Boulevard, Suite 330, Dallas, Texas 75235. The telephone number of the Company is (214) 353-2922. The approximate date on which this Proxy Statement and the accompanying form of proxy will first be sent or given to the Company's stockholders is August 5, 1998 (the "Mailing Date").

                               VOTING SECURITIES

    Only holders of shares of Common Stock, par value $.01 per share (the "Common Stock"), and shares of Series A Convertible Preferred Stock, par value $.01 per share (the "Preferred Stock" and together with the Common Stock, the "Shares"), of record as of the close of business on the Record Date, are entitled to vote at the Annual Meeting. On the Record Date, an aggregate of 10,955,255 Shares were issued and outstanding , consisting of 10,173,352 shares of Common Stock and 781,903 shares of Preferred Stock. Each outstanding Share is entitled to one (1) vote upon all matters to be acted upon at the Annual Meeting.

    A majority of the Shares, represented in person or by proxy, constitutes a quorum. If a quorum is present, a plurality vote of the Shares present, in person or by proxy, at the Annual Meeting and entitled to vote is required for the election of any director in Proposal 1. For Proposals 2 and 3, however, a majority of the Shares present, in person or by proxy, at the Annual Meeting and entitled to vote is required for approval. Abstentions are considered Shares present and entitled to vote, and therefore have the same legal effect as a vote AGAINST a matter presented at the Annual Meeting. Any Shares held in street name for which the broker or nominee receives no instructions from the beneficial owner, and as to which such broker or nominee does not have discretionary voting authority, will be considered as Shares not entitled to vote and will therefore not be considered in the tabulation of the votes. Proxy ballots are received and tabulated by the Company's transfer agent, American Stock Transfer & Trust Co., and certified by the inspector of election.

                                   PROPOSAL 1
                             ELECTION OF DIRECTORS

    At the Annual Meeting, four (4) directors will be elected by the stockholders to serve until the next annual meeting or until their successors are elected and qualified. The accompanying form of proxy will be voted FOR the election of the nominees listed below, to serve as directors, unless the proxy contains contrary instructions. Management has no reason to believe that the nominees will not be candidates or will be unable to serve as directors. However, in the event that the nominees should become unable or unwilling to serve as directors, the proxy will be voted FOR the election of such persons as shall be designated by the directors.

    The following table sets forth the name and age of each director-nominee and the year during which each individual initially began serving as a director of the Company:

DIRECTOR NOMINEES:

                                                                                                  YEAR FIRST
NAME                                                                                 AGE       BECAME A DIRECTOR
-------------------------------------------------------------------------------      ---      -------------------
Arthur P. Bollon, Ph.D. .......................................................          55             1991
Ira J. Gelb, M.D. .............................................................          69             1994
Irwin C. Gerson................................................................          68             1995
Walter M. Lovenberg, Ph.D. ....................................................          63             1995

          THE BOARD OF DIRECTORS OF THE COMPANY UNANIMOUSLY RECOMMENDS
      A VOTE "FOR" THE ELECTION OF THE ABOVE-NAMED NOMINEES AS DIRECTORS. PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE SO VOTED UNLESS
                STOCKHOLDERS OTHERWISE SPECIFY IN THEIR PROXIES.

BIOGRAPHICAL INFORMATION:

    Certain information about the nominee-directors is set forth below. This information has been furnished to the Company by the individuals named.

    ARTHUR P. BOLLON, PH.D., a director-nominee and founder of the Company, has, since the Company's inception in 1991, served as Chairman of the Board of Directors, President, Chief Executive Officer and, until March 1995, Treasurer. Dr. Bollon received his Ph.D. from the Institute of Microbiology at Rutgers University and was a Post Doctoral Fellow at Yale University. He has served as consultant to a number of major companies (including Merck, Sharp & Dohme and Diamond Shamrock) and has previously served on the Board of Directors and Advisory Boards of several biotechnology companies, including Viragen, Inc., Wadley Biosciences Corp. and American Bio-netics, Inc. From 1987 to 1991, Dr. Bollon served as President and Chief Executive Officer of the Wadley/Phillips Partnership. Prior to that time, he was Director of Genetic Engineering and Chairman of the Department of Molecular Genetics at Wadley Institutes of Molecular Medicine. In his capacities at the Wadley/Phillips Partnership and Wadley Institutes, Dr. Bollon has played a leading role in bringing the technology that forms the basis of CPI from conception to reality.

    IRA J. GELB, M.D., a director-nominee, has been a director of the Company since April 1994. Dr. Gelb received his M.D. from New York University School of Medicine in 1951. After finishing his training in cardiology at the Mount Sinai Hospital in New York City in 1957, he continued his association with that institution until his retirement in 1992. During this period, he was appointed Attending Cardiologist and Associate Clinical Professor at the Mount Sinai School of Medicine. Other appointments included Adjunct Associate Clinical Professor of Cardiology at Cornell Medical School, Adjunct Clinical Professor of Cardiology at New York Medical College, Cardiology Consultant at Lawrence Hospital, Bronxville, N.Y. and United Hospital, Portchester, N.Y. Dr. Gelb is a former President of the American Heart Association, Westchester-Putnam Chapter and had served as Senior Assistant Editor to the American Journal of Cardiology from 1968 to 1983. In 1983, Dr. Gelb was the founded editor of the Journal of the American College of Cardiology (the "JACC") and continued to serve as Senior Assistant Editor of JACC until his retirement in 1992. Since that time, Dr. Gelb has served on the boards of various pharmaceutical companies. Dr. Gelb has been an Adjunct Professor, Department of Chemistry and Biochemistry at Florida Atlantic University and a member of its Foundation Board, since October 1996 and its Steering Committee, since 1997. Since December 1996, he has also been a member of the Board of Directors of the American Heart Association, Boca Raton Division. In 1998, the Boca Raton Community Hospital added Dr. Gelb as a Member to its Foundation Board. Since 1992, Dr. Gelb has been an Honorary Lecturer at The Mount Sinai School of Medicine.

    IRWIN C. GERSON, a director-nominee, has been a director of the Company since March 1995. Since January 1998, Mr. Gerson has been Chairman Emeritus of Lowe McAdams Healthcare. Prior thereto, from 1996 until December 1997, Mr. Gerson served as Chairman of Lowe McAdams Healthcare and prior thereto, had served, since 1986, as Chairman and Chief Executive Officer of William Douglas McAdams, Inc., one of the largest advertising agencies in the U.S. specializing in pharmaceutical communications to healthcare professionals. Mr. Gerson received his B.S. in pharmacy from Fordham University and an MBA from the New York University Graduate School of Business Administration. In 1992, Mr. Gerson received an honorary Doctor of Humane Letters from the Albany College of Pharmacy. Mr. Gerson serves as a Trustee of Long Island University, Chairman of The Council of Overseers--Arnold and Marie Schwartz College of Pharmacy, Member of the Board of Trustees of the Albany College of Pharmacy and, from 1967 through 1974, was a lecturer on sales management pharmaceutical marketing at the Columbia College School of Pharmacy. Mr. Gerson also serves as a Member of the Board of Governors, New York Council, American Association of Advertising Agencies, a Director (and past Chairman) of Business Publications Audit ("BPA"), a Director of the Connecticut Grand Opera, a Director of the Stamford Chamber Orchestra, and is a director of Andrx Corp., a NASDAQ listed company. Mr. Gerson previously served as Director of the foundation of Pharmacists and Corporate Americans for AIDS Education, the Pharmaceutical Advertising Council, Penn Dixie Industries, Continental Steel Corporation, the Nutrition Research Foundation and as a Trustee of the Chemotherapy Foundation.

    WALTER M. LOVENBERG, PH.D., a director-nominee, has been a director of the Company since August 1995. Dr. Lovenberg was an Executive Vice President and member of the Board of Directors of Marion Merrell Dow Inc. from 1989 through August 1993. Dr. Lovenberg served as the President of the Marion Merrell Dow Research Institute from 1989 to 1993 and Vice President from 1986 through 1989.

Prior to joining Marion Merrell Dow (1958-1985), he was a Senior Scientist and Chief of Biochemical Pharmacology at the National Institutes of Health. Dr. Lovenberg has been President of Lovenberg Associates, Inc. since 1993. He is currently Chief Executive Officer of Helicon Therapeutics Inc., a private company, and also a member of the Board of Directors of OSI Pharmaceuticals, Inc., a NASDAQ listed company, Xenometrix Inc. and Inflazyme Pharmaceutics, Inc., a company traded on the Vancouver Exchange. Dr. Lovenberg received his Ph.D. from George Washington University and his B.S. and M.S. from Rutgers University. Dr. Lovenberg, who serves as Executive Editor of Analytical Biochemistry and Editor (USA) of Neurochemistry International, is a consulting editor to several other scientific journals. He has been the recipient of many awards, including a Fulbright-Hays Senior Scholar Award and a Public Health Service Superior Service Award. Dr. Lovenberg is a member of the American College of Neuropsychopharmacology, the American Society of Neurochernistry and the American Society of Biochemistry and Molecular Biology.

MEETINGS OF THE BOARD:

    During the fiscal year ended December 31, 1997, there were four (4) formal meetings of the Board of Directors, several actions by unanimous consent and several informal meetings. The Board of Directors has an Audit Committee and Compensation Committee. During the fiscal year ended December 31, 1997, there were four (4) formal meetings of the Audit Committee and four (4) formal meetings of the Compensation Committee. Each director of the Company attended all Board meetings of which he was a member during the fiscal year ended December 31, 1997.

COMMITTEES OF THE BOARD OF DIRECTORS:

    The Audit Committee, serves at the pleasure of the Board of Directors, is authorized to review proposals of the Company's auditors regarding annual audits, recommend the engagement or discharge of the auditors, review recommendations of such auditors concerning accounting principles and the adequacy of internal controls and accounting procedures and practices, to review the scope of the annual audit, to approve or disapprove each professional service or type of service other than standard auditing services to be provided by the auditors, and to review and discuss the audited financial statements with the auditors. Its members are Arthur P. Bollon, Ph.D., Ira J. Gelb, M.D., and Irwin C. Gerson.

    The Compensation Committee, serves as the pleasure of the Board of Directors, is authorized to establish salaries, incentives and other forms of compensation for officers, directors and certain key employees and consultants, administer the Company's various incentive compensation and benefit plans, including the 1992 Plan and 1996 Plan, and recommend policies relating to such plans. Its members are Ira J. Gelb, M.D., Irwin C. Gerson and Walter Lovenberg, Ph.D.

    The Company does not have a formal Stock Option Committee, Nominating Committee or Executive Committee of the Board of Directors.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE:

    Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange"), requires the Company's executive officers, directors and persons who beneficially own more than 10% of a registered class of the Company's equity securities to file with the Securities and Exchange Commission (the "Commission") initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Such executive officers, directors and greater than 10% beneficial owners are required by the Commission's regulation to furnish the Company with copies of all Section 16(a) forms filed by such reporting persons.

    Based solely on the Company's review of such forms furnished to the Company and written representations from certain reporting persons, the Company believes that Company's executive officers, directors and greater than 10% beneficial owners have complied with all applicable filing requirements.

                             EXECUTIVE COMPENSATION

    The following summary compensation table sets forth the aggregate compensation paid by the Company to its chief executive officer and to the Company's four (4) other most highly compensated executive officers whose annual compensation exceeded $100,000 for the fiscal year ended December 31, 1997 (collectively, the "Named Executive Officers") for services during the fiscal years ended December 31, 1997, 1996 and 1995:

                           SUMMARY COMPENSATION TABLE

                                                                                                                 LONG-TERM
                                                                                                               COMPENSATION
                                                                                                             -----------------
                                                                                                                  AWARDS
                                               ANNUAL COMPENSATION                                           -----------------
                                               ------------------------------------------------------------     SECURITIES
                  NAME AND                                                             OTHER COMPENSATION    UNDERLYING STOCK
             PRINCIPAL POSITION                YEAR       SALARY ($)     BONUS ($)           ($) (1)             OPTIONS #
---------------------------------------------  ---------  -----------  -------------  ---------------------  -----------------
Arthur P. Bollon, Ph.D.                             1997   $ 180,856        --              $   6,000               95,000
  --CHAIRMAN AND CHIEF EXECUTIVE OFFICER            1996   $ 165,951        --              $   6,000              150,000
                                                    1995   $ 140,019        --              $   6,000               --

------------------------------

(1) Consisting of car allowances.

    During the fiscal year ended December 31, 1997, deliberations concerning executive officer compensation were made by the Company's Compensation Committee which committee includes Ira J. Gelb, M.D., Irwin C. Gerson and Walter D. Lovenberg, Ph.D.

OPTION GRANTS IN FISCAL 1997:

    The following table sets forth certain information with respect to options granted during the year ended December 31, 1997 to the Named Executive Officer:

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                                                         INDIVIDUAL GRANTS
                                               ----------------------------------------------------------------------
                                                 NUMBER OF     PERCENT OF TOTAL
                                                SECURITIES       OPTIONS/SARS
                                                UNDERLYING        GRANTED TO       EXERCISE OR
                                               OPTIONS/SARS   EMPLOYEES IN FISCAL  BASE PRICE
NAME                                            GRANTED(#)           YEAR            ($/SH)        EXPIRATION DATE
---------------------------------------------  -------------  -------------------  -----------  ---------------------
Arthur P. Bollon, Ph.D. .....................       50,000              16.7%       $  2. 375      January 3, 2007
                                                    20,000               6.7%       $  2.6875       June 28, 2007
                                                    25,000               8.3%       $  4.3125     September 9, 2007

              AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                          AND FY-END OPTION/SAR VALUES

                                                                                       NUMBER OF
                                                                                      SECURITIES
                                                                                      UNDERLYING
                                                                                      UNEXERCISED      VALUE OF UNEXERCISED
                                                                                    OPTIONS/SARS AT   IN-THE-MONEY OPTIONS/
                                                                                       FY-END(#)        SARS AT FY-END (#)
                                              SHARES ACQUIRED    VALUE REALIZED      EXERCISABLE/          EXERCISABLE/
NAME                                          ON EXERCISE (#)          ($)           UNEXERCISABLE      UNEXERCISABLE (1)
-------------------------------------------  -----------------  -----------------  -----------------  ----------------------
Arthur P. Bollon, Ph.D. ...................              0                  0        318,000/127,000  $   1,528,500/$489,313

------------------------

(1) Based on the fair market value of the Company's Common Stock on December 31, 1997, as determined by the Company's Board of Directors.

                    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                             OWNERS AND MANAGEMENT

    A person is deemed to be a "beneficial owner" of securities of which that person has the right to acquire ownership of such securities within 60 days. The following table sets forth certain information regarding the beneficial ownership of the capital stock of the Company as of the Record Date by (i) each person deemed to be the beneficial owner of more than 5% of any class of capital stock of the Company, (ii) each director of the Company, (iii) the Named Executive Officers, and (iv) all directors and executive officers as a group. Information as to (A) Kinder Investments, L.P. ("Kinder"), (B) Peyser Associates, L.L.C., the general partner of Kinder ("Peyser"), and (C) Brian A. Wasserman, the managing partner of Peyser, was derived from the Schedules 13G, as amended, filed by such stockholders with the Commission on April 8, 1998, and, except for the percentage ownership, reflects the information contained therein as of the date such Schedules 13G, as amended, were filed. Except as otherwise indicated, each of the persons named has sole voting and investment power with respect to the shares shown below.

                                                       COMMON STOCK              SERIES A PREFERRED STOCK
                                               ----------------------------  --------------------------------
                                                AMOUNT AND                     AMOUNT AND
                                                 NATURE OF                      NATURE OF                       PERCENT OF ALL
                                                BENEFICIAL     PERCENT OF      BENEFICIAL       PERCENT OF     VOTING SECURITIES
NAME AND ADDRESS OF BENEFICIAL OWNER (1)       OWNERSHIP (2)    CLASS (2)     OWNERSHIP (3)      CLASS (3)            (4)
---------------------------------------------  -------------  -------------  ---------------  ---------------  -----------------
Janssen-Meyers Associates, L.P.(5)...........    2,241,688           21.5%         22,000              2.8%             20.0%
Bruce Meyers(6)..............................    1,505,843           14.4%         22,000              2.8%             13.5%
Peter W. Janssen(7)..........................      937,160            9.0%         --               --                   8.4%
Kinder Investments, L.P.(8)..................      708,000            6.9%         --               --                   6.5%
Peyser Associates, L.L.C.(9).................      708,000            6.9%         --               --                   6.5%
Brian A. Wasserman(10).......................      708,000            6.9%         --               --                   6.5%
Arthur P. Bollon, Ph.D.(11)..................      541,400            5.1%         --               --                   4.0%
Ira Gelb, M.D.(12)...........................       79,200          *              --               --                 *
Irwin Gerson(13).............................       75,200          *              --               --                 *
Walter Lovenberg, Ph.D.(14)..................       75,200          *              --               --                 *
Directors and executive officers as a group
  (5 persons)(15)............................      811,000            7.5%         --               --                   7.0%

------------------------------

*   less than 1%

Except as otherwise indicated, each of the persons named has sole voting and investment power with respect to the shares shown below.

(1) Except as otherwise indicated, the address of each beneficial owner is c/o the Company, 9000 Harry Hines Boulevard, Suite 330, Dallas, Texas 75235.

(2) Calculated on the basis of 10,173,352 shares of Common Stock outstanding except that shares of Common Stock underlying options or warrants exercisable within 60 days of the date hereof are deemed to be outstanding for purposes of calculating the beneficial ownership of securities of the holder of such options or warrants. This calculation excludes shares of Common Stock issuable upon the conversion of Series A Preferred Stock.

(3) Calculated on the basis of 781,903 shares of Series A Preferred Stock outstanding.

(4) Calculated on the basis of an aggregate of 10,955,255 shares of Common Stock and Series A Preferred Stock outstanding except that shares of Common Stock underlying options and warrants exercisable within 60 days of the date hereof are deemed to be outstanding for purposes of calculating beneficial ownership of securities of the holder of such options or warrants. This calculation excludes shares of Common Stock issuable upon the conversion of Series A Preferred Stock.

(5) The address for Janssen-Meyers Associates, L.P. ("JMA") is 17 State Street, New York, New York 10004. Messrs. Bruce Meyers and Peter Janssen are each 50% stockholders and the sole officers and directors of the corporate general partner of JMA. Includes 201,315 shares of Common Stock issuable upon the exercise of currently exercisable warrants and the aggregate amount of shares of Common Stock and Series A Preferred Stock beneficially owned by Messrs. Meyers and Janssen.

(6) Mr. Meyers' address is c/o JMA referenced in note (5) above. Consists of 1,251,965 shares of Common Stock, 22,000 shares of Common Stock issuable upon the conversion of 22,000 shares of Series A Preferred Stock, 30,563 shares of Common Stock issuable upon the exercise of currently exercisable warrants, 201,315 shares of Common Stock issuable upon the exercise of currently exercisable warrants held by JMA. Does not include an aggregate amount of 505,353 shares of Common Stock issuable upon the exercise of warrants not exercisable within 60 days hereof. See note (5) above.

(7) Mr. Janssen's address is c/o JMA referenced in note (5) above. Consists of 720,563 shares of Common Stock, 15,282 shares of Common Stock issuable upon the exercise of currently exercisable warrants and 201,315 shares of Common Stock issuable upon the exercise of currently exercisable warrants held by JMA. Does not include an aggregate amount of 505,563 shares of Common Stock issuable upon the exercise of warrants not exercisable within 60 days hereof. See note (5) above.

(8) The address for Kinder Investments, L.P. is 779 CR403, Greenville, New York 12083. Consists of 668,000 shares of Common Stock and Class A Warrants to acquire 40,000 shares of Common Stock, all of which are currently exercisable.

(9) Consists of securities beneficially owned by Kinder Investment, L.P. Peyser Associates, L.L.C. is the general partner of Kinder Investments, L.P. See note (8) above.

(10) Consists of securities beneficially owned by Kinder Investments, L.P. Mr. Wasserman is the managing partner of Peyser Associates, L.L.C., and has sole voting and dispositive control of shares owned by Kinder Investments, L.P. See note (8) above.

(11) Consists of 184,400 shares of Common Stock and options to purchase 357,000 shares of Common Stock which are currently exercisable or exercisable within 60 days of the date hereof. Does not include options to purchase 88,000 shares of Common Stock not exercisable within 60 days of the date hereof.

(12) Consists of options to purchase 79,200 shares which are currently exercisable or exercisable within 60 days of the date hereof. Does not include options to purchase 24,800 shares of Common Stock not exercisable within 60 days of the date hereof.

(13) Consists of options to purchase 75,200 shares which are currently exercisable or exercisable within 60 days of the date hereof. Does not include options to purchase 24,800 shares of Common Stock which are not exercisable within 60 days of the date hereof.

(14) Consists of options to purchase 75,200 shares which are currently exercisable or exercisable within 60 days of the date hereof. Does not include options to purchase 24,800 shares of Common Stock which are not exercisable within 60 days of the date hereof.

(15) Consists of 189,400 shares of Common Stock and options to purchase an aggregate of 621,600 shares of Common Stock which are currently exercisable or exercisable within 60 days of the date hereof. Does not include options to purchase 182,400 shares of Common Stock not exercisable within 60 days of the date hereof.

                               EXECUTIVE OFFICERS

    The executive officers of the Company are identified in the table below. Each executive officer of the Company serves at the pleasure of the Board of Directors.

                                                    YEAR BECAME AN
NAME                                      AGE      EXECUTIVE OFFICER                       POSITION
------------------------------------      ---      -----------------  ---------------------------------------------------
Arthur P. Bollon, Ph.D. ............          55            1991      Chairman, President and Chief Executive Officer
Daniel Shusterman...................          34            1994      Secretary, Treasurer, Chief Financial Officer and
                                                                      Vice President of Operations

EMPLOYMENT CONTRACTS AND TERMINATION
  OF EMPLOYMENT AND CHANGE-IN-CONTROL ARRANGEMENTS:

    Arthur P. Bollon, Ph.D. is employed by the Company under a 1992 employment agreement, which has been extended, effective November 7, 1995. As extended by the Board in March 1995, the agreement provides for the employment of Dr. Bollon until November 6, 2000, unless terminated earlier pursuant to the agreement, and the payment to Dr. Bollon of a base salary of $165,000 per year with annual increases of not less that 5% per year. In addition, in the event Dr. Bollon is terminated without Cause or due to a Disability (as those terms are defined in the employment agreement), the employment agreement provides that Dr. Bollon shall receive severance payments of equal monthly installments at the base rate until the earlier of the expiration of the term or the expiration of 36 months. Dr. Bollon also receives a car expense allowance of $500 per month, for an aggregate of $6,000 per year, under the employment agreement. In November 1992, the Company granted Dr. Bollon options to purchase 200,000 shares of Common Stock, at an exercise price of $1.65 per share. In April 1996, the Company granted Dr. Bollon options to purchase 50,000 shares of Common Stock at an exercise price of $4.125 per share. In December 1996, the Company granted Dr. Bollon options to purchase 100,000 shares of Common Stock at an exercise price of $2.25 per share. In January 1997, the Company granted Dr. Bollon options to acquire 50,000 shares of Common Stock at an exercise price of $2.375 per share. In June 1997, the Company granted Dr. Bollon options to acquire 20,000 shares of Common Stock, at an exercise price of $2.6875 per share and in September 1997, the Company granted Dr. Bollon options to acquire 25,000 shares of Common Stock, at an exercise price of $4.3125 per share. All such options are exercisable to the extent of 40% after six (6) months of continuous employment from the grant date and to the extent of an additional 20% on and after each of the first three
(3) anniversaries of the grant date.

    Each of the Company's executive officers and the Company's principal scientists have entered into confidentiality and patent assignment agreements with the Company.

COMPENSATION OF DIRECTORS:

    Each director who is not an officer or an employee of the Company (an "Outside Director") receives $1,000 per month in compensation. During the fiscal year ended December 31, 1997, three (3) Outside Directors each received options to purchase 35,000 shares of Common Stock. The exercise price of each share underlying such options is equal to the fair market value of the Common Stock on the date of grant. See "Employment Contracts and Termination of Employment and Change-In-Control Arrangements."

BOARD OF DIRECTORS COMPENSATION REPORT:

    The Company strives to apply a uniform philosophy to compensation for all of its employees, including the members of its senior management. This philosophy is based on the premise that the achievements of the Company result from the combined and coordinated efforts of all employees working toward common goals and objectives.

    The goals of the Company's compensation program are to align remuneration with business objectives and performance, and to enable the Company to retain and competitively reward executive officers who contribute to the long-term success of the Company. The Company's compensation program for executive officers is based on the following principles, which are applicable to compensation decisions for all employees of the Company. The Company attempts to pay its executive officers competitively in order that it will be able to retain the most capable people in the industry. Information with respect to levels of compensation being paid by comparable companies is obtained from various publications and surveys.

    During the last fiscal year, the compensation of executive officers consisted principally of salary. Salary levels have been set based upon historical levels, amounts being paid by comparable companies and performance.

1992 STOCK OPTION PLAN

    In October 1992, the Board of Directors of the Company adopted the Cytoclonal Pharmaceutics Inc. 1992 Stock Option Plan (the "1992 Plan") which provides for the awarding of incentive stock options and nonqualified stock options for the Company's Common Stock to selected key employees, directors, consultants and advisors of the Company. The 1992 Plan authorizes the awarding of up to an aggregate of 520,000 stock options for the same number of shares of the Company's Common Stock in the aggregate. The awards under the 1992 Plan are subject to restrictions on transferability, are forfeitable in certain circumstances and are exercisable at such time or times and during such period as shall be set forth in the option agreement evidencing such option. As of December 31, 1997, 3,000 shares of the Company's Common Stock are available for future grant and options to acquire 298,500 shares remain outstanding under the 1992 Plan. The Company registered the shares of Common Stock issuable under the 1992 Plan with the Commission on a Registration Statement on Form S-8 pursuant to the Securities Act of 1933, as amended (the "Act").

1996 STOCK OPTION PLAN

    In April 1996, the Board of Directors adopted the 1996 Stock Option Plan (the "1996 Plan") which provides for the awarding of incentive stock options and nonqualified stock options for the Company's Common Stock to selected key employees, directors, consultants and advisors to the Company. The 1996 Plan authorizes the awarding of up to 750,000 stock options for the same number of shares of the Company's Common Stock. The awards under the 1996 Plan are subject to instructions on transferability, are forfeitable in certain circumstances and are exercisable at such time or times and during such period as shall be set forth in the option agreement evidencing such option. As of December 31, 1997, 85,000 shares of the Company's Common Stock were available for future grant and options to acquire 662,200 shares remain outstanding under the 1996 Plan. Between the Record Date and the Annual Meeting, the Compensation Committee of the Board of Directors of the Company may decide by resolution to grant additional options authorized under the 1996 Plan. To the extent, however, such amount exceeds the amount of authorized options currently available for grant under the 1996 Plan, such options will be conditional upon stockholder approval of the amendment to the 1996 Plan proposed herein. The Company registered the 750,000 shares of Common Stock issuable under the 1996 Plan with the Commission on a Registration Statement on Form S-8 pursuant to the Act.

INSURANCE FOR INDEMNIFICATION OF DIRECTORS AND OFFICERS

    The Company has in effect, with Genesis Insurance Company, through Transamerica Insurance Finance Corporation, under a policy, effective from September 15, 1995 to September 14, 1997 and which has been extended until September 15, 1998, insurance covering all of its current directors and officers against certain liabilities and reimbursing the Company for obligations which it incurs as a result of its indemnification of such directors and officers. The annual premium $159,000.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    The Compensation Committee consists of Ira J. Gelb, M.D., Irwin C. Gerson and Walter Lovenberg, Ph.D. No member of the Compensation Committee is a current or former officer or employee of the Company. There are no compensation committee interlocks between the Company and any other entities involving any of the executive officers or directors of such other entities.

                                   PROPOSAL 2
                         PROPOSAL TO APPROVE AMENDMENT
                    TO THE COMPANY'S 1996 STOCK OPTION PLAN

    At the Annual Meeting, the Company's stockholders will be asked to approve an amendment to the 1996 Plan to increase the number of shares of Common Stock reserved for issuance from 750,000 to 1,500,000. The Board of Directors believes that the proposed amendment to the 1996 Plan will help the Company attract and retain qualified officers, directors and key employees.

SUMMARY OF THE 1996 PLAN:

    At the 1996 annual stockholder meeting, the stockholders of the Company approved the 1996 Plan, as adopted by the Board of Directors. The 1996 Plan provides for the grant of incentive stock options ("ISOs") (which satisfy the requirements of Section 422(b) of the Internal Revenue Code of 1986, as amended (the "Code")) and nonqualified options ("NQSOs") (which do not qualify such requirements) to employees (12 as of the Record Date), officers (2 as of the Record Date) and directors (4 as of the Record Date) of, and consultants or advisers (5 as of the Record Date) to, the Company who are expected to contribute to the Company's future growth and success. In September 1996, the Company registered the 750,000 shares of Common Stock issuable under the 1996 Plan with the Commission on a Registration Statement on Form S-8 pursuant to the Act.

    The 1996 Plan provides that the exercise prices of NQSOs and ISOs granted under the 1996 Plan shall be determined by the Board of Directors (or authorized committee) at the time of grant of such options; provided, however, that in the case of ISOs, the exercise price shall be no less than the fair market value of the Common Stock on the date of grant (110% in the case of stockholders owning more than 10% of the Company's voting securities), and requires that options expire no later than the tenth anniversary of the date of grant (the fifth anniversary in the case of stockholders owning more than 10% of the Company's voting securities). Generally, ISOs may be exercised within a period of (i) sixty (60) days in the event an optionee ceases to be an employee of the Company, (ii) three (3) months if the optionee dies while in the employ of the Company and (iii) one (1) year if the optionee becomes disabled within the meaning of Section 22(e)(3) of the Code. Generally, NQSOs shall expire immediately upon the termination of the optionee's employment with the Company; provided, however, such termination was for cause or was otherwise attributable to a breach by the optionee of an employment or confidentiality or not-disclosure agreement. Notwithstanding, an NQSO may be exercised within a period of (i) three (3) months if the optionee dies while in the employ of the Company and (ii) one (1) year if the optionee becomes disabled within the meaning of Section 22(e)(3) of the Code. Pursuant to the 1996 Plan and in compliance with the Code, to the extent that the aggregate fair market value, determined by the date or dates of grant, for which ISOs are first exercisable by an optionee during any calendar year exceeds $100,000, such options shall be treated as NQSOs.

CERTAIN FEDERAL TAX INFORMATION:

    The following is a summary of the U.S. federal income tax consequences that generally will arise with respect to options granted pursuant to the 1996 Plan and with respect to the share of Common Stock of the Company issuable upon the exercise thereof.

    ISOS.

    In general, an option will not recognize regular income upon the grant or exercise of an ISO. The basis of shares transferred to an optionee pursuant to the exercise of an ISO is the price paid for such shares. Instead, an optionee will recognize taxable income upon the sale of Common Stock issuable upon the exercise of an ISO. Notwithstanding, the exercise of an ISO may subject the optionee to the alternative minimum tax.

    In general, the tax consequences of selling Common Stock issuable upon the exercise of an ISO will vary with the length of time that the optionee holds such Common Stock prior sale. An optionee will recognize long-term capital gain or loss equal to the difference between the sale price of the Common Stock and the exercise price if the optionee sells the Common Stock after having had owned it for at least (i) two (2) years from the date the option was granted (the "Grant Date") and (ii) one (1) year from the date the option was exercised (the "Exercise Date").

    However, an optionee will recognize ordinary compensation income and capital gain (if the sale price is greater than exercise price) or loss (if the sale price is less than the exercise price), if the optionee sells the Common Stock issuable upon the exercise of an ISO prior to having had owned it for less than
(i) two (2) years from the Grant Date and (ii) one (1) year from the Exercise Date. The capital gain or loss will be treated as long-term capital gain or loss if the optionee has held the Common Stock for more than one (1) year prior to the date of sale.

    NQSOS.

    As in the case of ISOs, an optionee will recognize no income tax upon the grant of an NQSO. Unlike an ISO, however, an optionee exercising an NQSO will recognize ordinary income tax equal to the excess of the fair market value of the Company's Common Stock on the Exercise Date over the exercise price.

    With respect to the Common Stock issuable upon the exercise of an NQSO, a optionee generally will have a tax basis equal to the fair market value of the stock on the Exercise Date. Upon the subsequent sale of Common Stock issuable upon the exercise of an NQSO, an optionee will recognize a capital gain or loss, assuming the stock was a capital asset in the optionee's hands, equal to the difference between the tax basis of the Common Stock and the amount realized upon disposition; provided, however, that the optionee has owned the Common Stock for a period of one (1) year.

    TAX CONSEQUENCES TO THE COMPANY.

    The grant of ISOs and NQSOs under the 1996 Plan will have no tax consequences to the Company. Furthermore, in the case of ISO, the Company will no tax consequences relating to the exercise of ISOs granted under the 1996 Plan nor the exercise thereof. Notwithstanding, the Company generally will be entitled to a business-expense deduction with respect to any ordinary compensation income, including a Disqualifying Disposition or a Section 83(b) Election, upon the exercise of an NQSO; provided, however, that such deduction will be subject to the limitation of Section 162(m) promulgated under the Code.

          THE BOARD OF DIRECTORS OF THE COMPANY UNANIMOUSLY RECOMMENDS
           A VOTE "FOR" THE AMENDMENT OF THE 1996 STOCK OPTIONS PLAN
             AND THE RESERVATION OF 750,000 SHARES OF COMMON STOCK
                            FOR ISSUANCE THEREUNDER.
                  PROXIES SOLICITED BY THE BOARD OF DIRECTORS
                            WILL BE SO VOTED UNLESS
                STOCKHOLDERS OTHERWISE SPECIFY IN THEIR PROXIES.

                           NUMBER OF OPTIONS GRANTED
                       TO CERTAIN INDIVIDUALS AND GROUPS

    For each of the executive officers named in the Summary Compensation Table and the various indicated groups, the following table sets forth for options granted pursuant to the 1996 Plan during the last completed fiscal year ended December 31, 1997 the following: (i) if a director, the person's term of office as a director and the period during which the person has served, (ii) title and amount of securities underlying options granted to such individuals, (iii) exercise prices which the options may be exercised and (iv) expiration date of such options. The term for all directors is one (1) year, subject to re-election by the stockholders. On the Record Date, the closing bid price of the Common Stock of the Company as reported on Nasdaq SmallCap Market System (CYPH) was $7.00.

                                   1996 PLAN

                                          TERM AND                        AMOUNT OF
                                         DURATION OF                     COMMON STOCK
                                         SERVICE AS     TYPE OF OPTION  ISSUABLE UPON     EXERCISE       EXPIRATION
NAME AND TITLE                            DIRECTOR      (ISO/NQSO)(1)      EXERCISE         PRICE           DATE
-------------------------------------  ---------------  --------------  --------------  -------------  --------------
Arthur P. Bollon, Ph.D.                        1991          ISO            50,000         $2.375          1/3/07
  --PRESIDENT, CHAIRMAN AND CEO                              ISO            20,000         $2.6875        6/28/07
                                                             ISO            25,000         $4.3125         9/9/07

Ira Gelb, M.D.                                 1994          NQSO           20,000         $2.6875        6/28/07
  --DIRECTOR                                                 NQSO           15,000         $4.3125         9/9/07

Irwin Gerson                                   1995          NQSO           20,000         $2.6875        6/28/07
  --DIRECTOR                                                 NQSO           15,000         $4.3125         9/9/07

Walter Lovenberg, Ph.D.                        1995          NQSO           20,000         $2.6875        6/28/07
  --DIRECTOR                                                 NQSO           15,000         $4.3125         9/9/07

All Current Executive Officers as a          --              ISO            50,000         $2.375          1/3/07
  Group (two persons)                                        ISO            40,000         $2.6875        6/28/07
                                                             ISO            40,000         $4.325          9/9/07

------------------------------

(1) Options vest 20 percent (20%) after six (6) months after the date of grant and in 20% increments on the first, second, third and fourth anniversaries of the date of grant.

                                   PROPOSAL 3
                          RATIFICATION OF APPOINTMENT
                            OF INDEPENDENT AUDITORS

    The Board of Directors selects the Company's independent auditors on an annual basis for each ensuing fiscal year, to serve at the discretion of the Board of Directors, and has engaged Richard A. Eisner & Co., LLP as independent auditors the consolidated financial statements of the Company for fiscal 1998.

    If the stockholders, by the affirmative vote of the holders of a majority of the shares of Common Stock present or represented and entitled to vote at the Annual Meeting, do not ratify the appointment of Richard A. Eisner & Co., LLP, the selection of independent auditors will be reconsidered by the Board. Notwithstanding the selection, the Board, in its discretion, may direct the appointment of a new independent auditing firm at any time during the year is the Board feels that such a change would be in the best interests of the Company and its stockholders.

    Richard A. Eisner & Co, LLP audited the financial statements of the Company since the Company's inception in 1991. A representative of Richard A. Eisner, LLP will not be present at the Annual Meeting.

                     THE BOARD OF DIRECTORS OF THE COMPANY
                      UNANIMOUSLY RECOMMENDS A VOTE "FOR"
                       THE RATIFICATION OF APPOINTMENT OF
             RICHARD A. EISNER & CO., LLP AS INDEPENDENT AUDITORS.

                                   PROPOSAL 4
                                 OTHER BUSINESS

    The Board of Directors knows of no business which will be presented at the Annual Meeting other than as stated herein and in the Notice of Meeting attached hereto. If, however, other matters are properly brought before the Annual Meeting, it is the intention of the persons named in the accompanying form of proxy to vote the shares represented thereby on such matters as directed by the Board of Directors.

    The management of the Company does not know of any matters other than those stated in this Proxy Statement which are to be presented for action at the Annual Meeting. If any other matters should properly come before the Annual Meeting, it is intended that proxies in the accompanying form will be voted on any such matters in accordance with the judgment of the persons voting such proxies.

                     STOCKHOLDER PROPOSALS TO BE PRESENTED
                           AT THE NEXT ANNUAL MEETING

    STOCKHOLDER PROPOSALS. Proposals of stockholders intended to be presented at the Company's 1999 Annual Stockholder Meeting (i) must be received by the Company at its offices no later than May 7, 1999, 90 days preceding the one year anniversary of the Mailing Date, (ii) may not exceed 500 words and (iii) must otherwise satisfy the conditions established by the Commission for stockholder proposals to be included in the Company's Proxy Statement for that meeting.

    DISCRETIONARY PROPOSALS. Stockholders intending to commence their own proxy solicitations and present proposals from the floor of the 1999 Annual Stockholder Meeting in compliance with Rule 14a-4 promulgated under the Exchange Act of 1934, as amended, must notify the Company before June 21, 1999, 45 days preceding the one year anniversary of the Mailing Date, of such intentions. After such date, the Company's proxy in connection with the 1999 Annual Stockholder Meeting may confer discretionary authority on the Board to vote.

                                    GENERAL

    The Company will bear the cost of preparing, assembling and mailing the Proxy, Proxy Statement and other material which may be sent to the stockholders in connection with this solicitation. In addition to the solicitation of proxies by use of the mails, officers and regular employees may solicit the return of proxies. The Company may reimburse persons holding stock in their names or in the names of other nominees for their expense in sending proxies and proxy material to principals. In addition, American Stock Transfer & Trust Company, 6201 15th Avenue, Brooklyn, New York 11219, the Company's transfer agent, has been engaged to mail proxies on behalf of the Company. Proxies may be solicited by mail, personal interview, telephone and telegraph.

    THE COMPANY WILL PROVIDE WITHOUT CHARGE TO EACH PERSON BEING SOLICITED BY THIS PROXY STATEMENT, UPON THE WRITTEN REQUEST OF ANY SUCH PERSON, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-KSB FOR THE YEAR ENDED DECEMBER 31, 1997, AS FILED WITH THE COMMISSION, INCLUDING THE FINANCIAL STATEMENTS AND THE SCHEDULES THERETO. ALL SUCH REQUESTS SHOULD BE DIRECTED TO MR. DANIEL SHUSTERMAN, SECRETARY, CYTOCLONAL PHARMACEUTICS INC., 9000 HARRY HINES BOULEVARD, SUITE 330, DALLAS, TEXAS 75235.

                                          By Order of the Board of Directors
                                          Daniel Shusterman, J.D.,
                                          SECRETARY

Dated: August 5, 1998

PROXY

                         CYTOCLONAL PHARMACEUTICS INC.
           9000 HARRY HINES BOULEVARD, SUITE 330, DALLAS, TEXAS 75235

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

    The undersigned hereby appoints Arthur P. Bollon, Ph.D. and Daniel Shusterman, J.D. as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated below, all the entitled voting stock of Cytoclonal Pharmaceutics Inc., a Delaware corporation (the "Company"), held of record by the undersigned on August 3, 1998, at the Annual Meeting of Stockholders to be held 9000 Harry Hines Boulevard, Suite 601, Dallas, Texas 75235, on September 19, 1998, 2:00 p.m. local time or any adjournment thereof.

PROPOSAL 1.     Election of Directors.
                Nominees: Arthur P. Bollon, Ph.D., Ira J. Gelb, M.D., Irwin
                C. Gerson, and Walter M. Lovenberg, Ph.D.
                / / FOR all nominees
                (except as marked to the contrary below)
                (INSTRUCTION: To withhold authority to vote for any
                individual nominee, print that nominee's name on the line
                provided below.)
                Withheld for:
                To approve an amendment to the Company's 1996 Stock Option
                Plan increasing the number of options available for grant
                by 750,000, from 750,000 to 1,500,000 options, and the
PROPOSAL 2.
                number shares of common stock, $.01 par value per share
                (the "Common Stock"), of the Company reserved for issuance thereunder by 750,000 from 750,000 to 1,500,000 shares of
                Common Stock.
                / / FOR                     / / AGAINST
                                    / / ABSTAIN
                To ratify the selection by the Board of Directors of
PROPOSAL 3.     Richard A. Eisner & Company, LLP as the Company's
                independent accountants for the current fiscal year.
                / / FOR                     / / AGAINST
                                    / / ABSTAIN

PROPOSAL 1.
                / / WITHHOLDING AUTHORITY
                as to all nominees
PROPOSAL 2.
PROPOSAL 3.

    In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting. This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder.

    If no direction is made, the proxies are authorized to vote upon such other business as may be properly come before the meeting.

                                             PLEASE SIGN EXACTLY AS NAME APPEARS
                                             BELOW. WHEN SHARES ARE HELD BY
                                             JOINT TENANTS, BOTH SHOULD SIGN.
                                             Dates: ______________________, 1998
                                             Signature: ________________________
                                             Print Name: _______________________
                                             Signature if held jointly: ________

    (When signing as attorney, as executor, as administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.)